Exhibit 99.1

With Worldwide Revenues (Excluding Pre-Paid Cards) in Q2 2022 Increasing 32% Year-over-Year, Ebix Announces Q2 2022 Results

•	Q2 Revenues of $250.8 million, with 2% Year-over-Year (YOY) Growth

•	Q2 Diluted EPS of $0.63, with 23% YOY Growth

•	Q2 GAAP Operating Income of $30.1 million, with 10% YOY Growth

•	Q2 Operating Cash flow of $21.4 million

JOHNS CREEK, GA – August 9, 2022 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare, and e-learning industries today announced the following results for the quarter ended June 30, 2022:

•	Revenues of $250.8 million

•	GAAP operating income of $30.1 million and Non-GAAP operating income of $34.0 million

•	GAAP Diluted EPS of $0.63 and Non-GAAP diluted EPS of $0.75.

Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Robin Raina, President & CEO, Ebix Inc. said, “On a constant currency basis, our Q2 2022 revenues grew by 6% year-over-year (YOY) to $260.1 million. Our worldwide revenues, excluding pre-paid cards, grew 32% year-over-year in Q2 2022. The main contributors to this stellar growth were the Company’s EbixCash travel and foreign exchange revenues that grew a combined 293% year-over-year, EbixCash BPO revenues that grew year-over-year by 70%, US Annuitynet and LifeSpeed combined revenues increased 21% year-over-year, e-learning revenues increased approximately 600% year-over-year and the Latin American revenues increased 62% year-over-year. These increases were offset, in part, by a year-over-year decline of $22.1 million or 14%, in the EbixCash prepaid card revenues.”

Robin added, “Excluding pre-paid cards, our EbixCash revenues increased by 56% year-over-year. The Company’s RCS channel revenues grew 21% year-over-year, while the insurance channel revenues year-over-year increased by 1%. The Company generated GAAP operating income of $30.1 million and EBITDA plus stock based compensation of $36 million in Q2 2022. I am pleased with these results as they are in spite of the substantial negative effects of currency headwinds on both our revenues and operating income.”

Ebix delivered the following results for the second quarter of 2022:

Revenue: Q2 2022 revenue increased 2% to $250.8 million compared to $246.3 million in Q2 2021. On a constant currency basis, Q2 2022 revenues increased 6% year-over-year in Q2 2022 and would have been $9.4 million higher in the quarter but for foreign currency rate changes.

Out of 10 major geographies worldwide, revenues grew year over year in eight regions, while declining in two regions. On a constant currency basis nine of ten geographies experienced year-over-year revenue growth in Q2 2022, with Australia having a 1% decline year-over-year. Insurance Exchanges revenues worldwide increased year-over-year by 1%, while Risk Compliance Solutions revenue increased 21% year-over-year in the second quarter of 2022.

Exchanges, including EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 89% of Q2 2022 revenues.

(dollar amounts in thousands)
Channel	Q2 2022	Q2 2021	Change
EbixCash Exchanges	$188,641	$187,957	+0.4%
Insurance Exchanges	42,302	41,916	+0.9%
RCS	19,838	16,449	+20.6%

Total Revenue	$250,781	$246,322	+1.8%

Total Revenue on Constant Currency Basis	$260,153	$246,322	+5.6%

Operating Income and Operating Cash: GAAP Operating income for Q2 2022 of $30.1 million increased 10% year-over-year as compared to $27.3 million in Q2 2021, primarily due to solid revenue growth discussed above, a higher year-over-year gross margin in Q2 2022 versus Q2 2021, offset in part by increased general and administrative expenses in Q2 2022 as compared to Q2 2021.

Non-GAAP operating income for Q2 2022 increased slightly from $34.0 million as compared to $33.9 million in Q2 2021.

Cash generated from operations in Q2 2022 was $21.4 million, as compared to $21.6 million in Q2 2021 and $5.6 million in Q1 2022.

Earnings per Share: Q2 2022 GAAP diluted earnings per share was $0.63 as compared to $0.51 in Q2 2021, a 23% increase year-over-year despite the Company incurring $1.2 million of incremental interest expense in Q2 2022 versus Q2 2021, which equates to $0.04 per diluted share. Non-GAAP diluted earnings per share for Q2 2022 was $0.75.

Net Income: Q2 2022 GAAP net income increased 23% to $19.3 million compared to $15.7 million in Q2 2021. Q2 2022 non-GAAP net income was $23.2 million.

Q3 2022 Diluted Share Count: As of today, Ebix expects its diluted share count for Q2 2022 to be approximately 30.8 million.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q2 2022 for a total cost of $2.3 million.

Steve Hamil, EVP and Global CFO added, “The Company has produced substantial Adjusted EBITDA (EBITDA plus non-cash stock compensation expense) of $71.4 million in the first half of fiscal 2022. That represents a year-over-year 3.5% increase during the second quarter of 2022. With continued improvement for the solutions and services most negatively impacted by COVID-19, Ebix management is optimistic that the full year 2022 results will continue to improve from the pandemic lows and demonstrate the strong market positions and diverse nature of our global company.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q2 2022

	Net Income	Diluted EPS
Q2 2022 GAAP Net Income	$19,343	$0.63
Q2 2022 GAAP Operating Income	$30,107
Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,477	$0.08
Stock-Based Compensation (1)	$970	$0.03
One-time Legal and Professional Services Costs (2)	$477	$0.02
Non-operating expense (3)	$408	$0.01
Income Tax Effects of Non–GAAP Adjustments (4)	($503)	($0.02)
Total Non-GAAP Adjustments (Operating Income)	$3,924
Total Non-GAAP Adjustments (Net Income)	$3,829	$0.12
Second Quarter 2022 Non-GAAP Net Income	$23,172	$0.75
Second Quarter 2022 Non-GAAP Operating Income	$34,031

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.

(2)	Non-recurring legal and professional services costs recorded during the period for GAAP purposes.

(3)	Non-recurring non-operating expense that is unrelated to any operating activities.

(4)	Non-GAAP adjustment is based on the Q2 2022 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP operating income and non-GAAP diluted earnings per share. Non-GAAP operating income , non-GAAP net income and non-GAAP diluted earnings per share from operations exclude amortization of intangibles, stock-based compensation, as well as certain non-recurring expenses that are not associated with our ongoing operating business activities.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Tuesday, August 9, 2022 at 11:00 a.m. EST

Conference Call Registration	https://register.vevent.com/register/BI49e0fbba95de454aa42c5d4a0bad821a; must register at least 30 minutes in advance of the call

Live Listen-Only Webcast:	https://edge.media-server.com/mmc/p/i2k76h8y

Audio Replay URL:	www.ebix.com/investorhome within one day of the call

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis using Software-as-a-Service (“SaaS”) enterprise solutions in the area of customer relationship management (CRM), front-end and back-end systems, and outsourced administration and risk compliance services.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in many Association of Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management in India and other countries primarily in Asia and the Middle East. EbixCash’s Forex operations is a leader in India’s airport Forex business, with operations in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, combined having conducted over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processed approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 500,000 agents and approximately 18,000 registered corporate clients, combined having processed an estimated $2.5 billion in gross merchandise value per annum (pre-COVID-19). EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. The EbixCash’s e-learning solutions are provided to schools across the breadth of India via high quality 2-D and 3-D animation and multimedia learning. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global—212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenue	$250,781	$246,322	$537,034	$536,375
Operating expenses:
Cost of services provided	169,330	178,203	380,173	398,561
Product development	10,223	10,142	20,481	19,687
Sales and marketing	4,511	3,392	8,276	7,219
General and administrative, net	31,736	23,335	58,649	44,672
Amortization and depreciation	4,874	3,985	9,238	7,785

Total operating expenses	220,674	219,057	476,817	477,924

Operating income	30,107	27,265	60,217	58,451
Interest income	66	17	128	25
Interest expense	(11,664)	(10,462)	(21,915)	(18,541)
Non-operating (loss) income	(408)	(1,253)	(1,142)	(1,254)
Foreign currency exchange gain (loss)	3,229	9	4,123	(616)

Income before income taxes	21,330	15,576	41,411	38,065
Income tax (expense) benefit	(2,478)	(627)	(4,182)	(1,829)

Net income including noncontrolling interest	18,852	14,949	37,229	36,236
Net loss attributable to noncontrolling interest	(491)	(772)	(1,305)	(1,076)

Net income attributable to Ebix, Inc.	$19,343	$15,721	$38,534	$37,312

Basic earnings per common share attributable to Ebix, Inc.	$0.63	$0.51	$1.25	$1.22
Diluted earnings per common share attributable to Ebix, Inc.	$0.63	$0.51	$1.25	$1.21
Basic weighted average shares outstanding	30,745	30,581	30,729	30,570
Diluted weighted average shares outstanding	30,756	30,713	30,756	30,712

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,511	$99,625
Receivables from service providers	3,546	1,352
Short-term investments	19,767	16,463
Restricted cash	9,415	9,080
Fiduciary funds—restricted	1,782	2,046
Trade accounts receivable, less allowances of $20,312 and $19,874, respectively	161,099	153,609
Other current assets	91,527	84,389

Total current assets	354,647	366,564

Property and equipment, net	58,405	54,359
Right-of-use assets	9,753	10,051
Goodwill	906,807	939,249
Intangibles, net	40,873	46,795
Indefinite-lived intangibles	16,647	16,647
Capitalized software development costs, net	23,404	21,565
Deferred tax asset, net	105,389	84,514
Other assets	31,519	33,505

Total assets	$1,547,444	$1,573,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$90,551	$86,181
Payables to service agents	7,470	6,296
Accrued payroll and related benefits	11,991	11,360
Working capital facility	3,696	5,607
Fiduciary funds—restricted	1,782	2,046
Revolving line of credit	439,402	—
Short-term debt	281	1,954
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $1,910 and $1,635, respectively	196,975	28,577
Contract liabilities	39,918	33,164
Lease liability	3,361	3,173
Other current liabilities	32,276	26,837

Total current liabilities	827,703	205,195

Revolving line of credit	—	439,402
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $0 and $261, respectively	227	184,676
Contingent liability for accrued earn-out acquisition consideration	2,412	2,557
Contract liabilities	9,033	8,193
Lease liability	6,720	7,139
Deferred tax liability, net	1,150	1,150
Other liabilities	20,809	25,383

Total liabilities	868,054	873,695

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,755,500 issued and outstanding, at June 30, 2022, and 30,683,393 issued and outstanding at December 31, 2021	3,075	3,068
Additional paid-in capital	16,931	15,068
Retained earnings	793,106	759,208
Accumulated other comprehensive loss	(176,649)	(122,022)

Total Ebix, Inc. stockholders’ equity	636,463	655,322
Noncontrolling interest	42,927	44,232

Total stockholders’ equity	679,390	699,554

Total liabilities and stockholders’ equity	$1,547,444	$1,573,249

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$38,534	$37,312
Net loss attributable to noncontrolling interest	(1,305)	(1,076)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	9,238	7,785
Provision (benefit) for deferred taxes	(24,354)	(3,175)
Share-based compensation	1,934	2,717
(Benefit) provision for doubtful accounts	1,702	(2,815)
Amortization of right-of-use assets	1,765	2,507
Amortization of capitalized software development costs	1,511	1,647
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(16,223)	2,025
Receivables from service providers	(2,194)	(8,592)
Payables to service agents	1,174	(1,154)
Other assets	(9,826)	(10,489)
Accounts payable and accrued expenses	8,525	(9,469)
Accrued payroll and related benefits	1,004	(1,318)
Contract liabilities	8,766	2,182
Lease liabilities	(1,670)	(264)
Reserve for potential uncertain income tax return positions	—	334
Other liabilities	2,863	3,503

Net cash provided by operating activities	21,444	21,660

Cash flows from investing activities:
Capitalized software development costs	(4,170)	(3,106)
Maturities (purchases) of unrestricted marketable securities, net	(3,214)	11,250
Capital expenditures	(9,607)	(1,705)

Net cash (used in) provided by investing activities	(16,991)	6,439

Cash flows from financing activities:
Principal payments of term loan obligation	(15,933)	(31,297)
Forfeiture of certain shares to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vested	(64)	(119)
Dividend payments	(4,636)	(4,642)
Payments of debt obligations, net	(1,672)	(149)
Payments of working capital facility, net	(1,704)	(6,886)
Payments of financing lease obligations, net	(106)	(48)

Net cash used in financing activities	(24,115)	(43,141)

Effect of foreign exchange rates on cash	(11,767)	(4,806)

Net change in cash and cash equivalents, and restricted cash	(31,429)	(19,848)
Cash and cash equivalents, and restricted cash at the beginning of the period	114,764	120,213

Cash and cash equivalents, and restricted cash at the end of the period	$83,335	$100,365

Supplemental disclosures of cash flow information:
Interest paid	$19,088	$14,065
Income taxes paid	$24,222	$12,073